UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2019
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Amendment No. 1 to Form 8-K is filed by Post Holdings, Inc. (“Post”) to furnish the pro forma financial information required by Item 9.01(b)(1) of Form 8-K related to the completion of the transaction previously reported in Post’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2019 (the “Original 8-K”). In the Original 8-K, Post reported that its subsidiary, BellRing Brands, Inc., had closed the initial public offering (the “IPO”) of its Class A common stock. Post and BellRing Brands, Inc. together hold all of the units of BellRing Brands, LLC, which is the holding company of Post’s historical Active Nutrition business.
Item 9.01.    Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The following unaudited pro forma financial information is attached as Exhibit 99.1 hereto and is incorporated by reference herein:

•	unaudited pro forma condensed consolidated balance sheet of Post as of June 30, 2019;

•	unaudited pro forma condensed consolidated statements of operations of Post for the year ended September 30, 2018 and for the nine months ended June 30, 2019; and

•	notes to unaudited pro forma condensed consolidated financial information.
The pro forma financial statements are derived from the historical statements of Post and give effect to the disposition of a portion of Post’s historical Active Nutrition business and the receipt of the proceeds related thereto as described in the Original 8-K.
(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2019	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
	Name:	Jeff A. Zadoks
	Title:	EVP and Chief Financial Officer

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